SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made and entered into on this 18th day of May, 2010, by and between AVATAR PROPERTIES INC., a Florida corporation (the “Company”), AVATAR HOLDINGS INC., a Delaware corporation (“Holdings”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger with WACHOVIA BANK, NATIONAL ASSOCIATION) (the “Bank”).

WITNESSETH:

WHEREAS, the Bank, Holdings and the Company are parties to that certain amended and Restated Credit Agreement dated as of March 27, 2008 (the “Credit Agreement”) among the Bank, as agent, the Company, Holdings and the lenders from time to time party thereto (the “Lenders”); and

WHEREAS, pursuant to the Credit Agreement the Bank has heretofore issued to third parties at the request of the Company the letters of credit identified on Exhibit A attached hereto and made a part hereof (including all extensions thereof, each a “Letter of Credit” and together the “Letters of Credit”); and

WHEREAS, the Company, Holdings and the Bank have agreed that the Credit Agreement is terminated (other than any provisions of the Credit Agreement which, pursuant to the terms thereof, survive repayment and/or termination), pursuant to notice delivered by the Company to the Bank on May 3, 2010; and

WHEREAS, the Bank has agreed to release the participation rights of the Lenders under the Credit Agreement and to cause the Letters of Credit to no longer be governed by the terms of the Credit Agreement, upon the conditions that (i) the Company (a) executes this Agreement, (b) deposits into an account at the Bank, in the name of the Company, account number 2000033160135 (the “Account”), the sum of $22,034,797.45 in immediately available funds (such funds and any other funds contemplated herein to be deposited into the Account, the “Cash Collateral”), the amount of which Cash Collateral is equal to 100% of the principal balance of the Letters of Credit, and (c) pledges the Cash Collateral and the Account to the Bank pursuant to this Agreement, and (ii) Holdings executes this Agreement and that certain Guaranty Agreement dated as of the date hereof in favor of the Bank (the “Guaranty”); and

WHEREAS, the Company and Holdings have entered, and may enter, into one or more Continuing Letter of Credit Agreement(s) and Application(s) (including that certain Continuing Letter of Credit Agreement dated as of the date hereof by the Company and Holdings) all in favor of the Bank (collectively, the “LC Agreement”) with respect to the Letters of Credit and the Company has agreed to pledge to the Bank cash collateral to secure the Company’s obligations with respect to the Letters of Credit and the LC Agreement;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Security. In order to secure the payment of the Company’s obligations pursuant to the LC Agreement, the Company hereby assigns, transfers, conveys and sets over to the Bank a security interest in and to the following property, and all additions, accessions, and substitutions thereto or therefor, and proceeds thereof, to the extent the same are owned by the Company, all of which are hereinafter referred to as the “Collateral”: the Account, the Cash Collateral and all other cash and gross receipts now or hereafter on deposit in or credited to the Account, interest, dividends, and earnings now or hereafter accruing thereon, and all proceeds and products of any of the foregoing.

2. Liabilities Secured. The security interest herein conveyed shall secure the payment of (a) all of the Company’s obligations pursuant to this Agreement and the LC Agreement, including without limitation interest thereon, (b) all costs and expenses incurred by the Bank in the collection of any of the foregoing and enforcement of this Agreement and the LC Agreement, including reasonable attorneys’ fees, and (c) all other obligations owing to the Bank by the Company, but only to the extent that any such obligation is described or referred to in a document executed by the Company which specifically states that such obligation is secured by this Agreement, the Account or the Cash Collateral.

3. Collateral. The Collateral shall remain in Bank’s sole possession and control at all times during the term of this Agreement. Other than to the extent of interest earned and paid into the Account, the Company shall have no right to withdraw the Cash Collateral or any other amounts from the Account. Upon any draw under a Letter of Credit, funds held in the Account shall be applied to the extent necessary to reimburse the Bank for such draw on the Letter of Credit and to pay all other amounts due to the Bank with respect to the Letters of Credit. Upon expiration, termination or cancellation of any Letter of Credit, the Bank agrees to release Cash Collateral in an amount equal to the face amount of such Letter of Credit, if after giving effect to the release of such amount of Cash Collateral, the aggregate amount of Cash Collateral in the Account equals or exceeds 100% of the face amount of all other Letters of Credit outstanding at such time. Upon reduction in the face amount of any Letter of Credit, the Bank agrees to release Cash Collateral in an amount equal to such reduction, if after giving effect to the release of such amount of Cash Collateral, the aggregate amount of Cash Collateral in the Account equals or exceeds 100% of the face amount of all Letters of Credit outstanding at such time.

4. Company’s and Holdings’ Warranties and Covenants. The Company and Holdings each hereby warrants and covenants as follows, all of which warranties and covenants shall continue throughout the term of this Agreement, and the Company and Holdings each agrees to promptly advise the Bank in writing of any changes in any matters warranted herein:

a. Except for the security interest granted hereby, the Company is the owner of the Collateral free from any other lien, security interest or encumbrance and no security interest or interests and no financing statement or statements, other than those contemplated by this Agreement, covering the Collateral or proceeds thereof, exists.

b. The Company’s state of incorporation is Florida and its address is as shown on the signature page hereof.

c. Holdings’ state of incorporation is Delaware and its address is as shown on the signature page hereof.

d. The Company shall cause to remain in the Account at all times Cash Collateral which equals or exceeds 100% of the face amount of all Letters of Credit outstanding at such time.

e. The Company and Holdings will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

f. The Company authorizes the Bank to file financing statements and the Company will execute other documents deemed necessary by the Bank, to perfect or preserve its security interest in the aforesaid Collateral and the proceeds thereof. The Company and Holdings will jointly and severally pay the costs and fees of filing or recording such statements or documents.

5. Default. At the option of the Bank, the Company and Holdings shall be in default hereunder if an Event of Default (as defined in the LC Agreement) occurs under the LC Agreement. Further, any default under this Agreement shall be an Event of Default (as defined in the LC Agreement) under the LC Agreement and the Guaranty.

6. Remedies upon Default.

a. General. In the event of the occurrence of a default under this Agreement, the Bank shall have the rights and remedies contained herein, in the LC Agreement and the Guaranty and any other agreements and instruments providing for, evidencing or securing any of the Company’s obligations to the Bank secured hereby, and the rights and remedies provided in Article 9 of the Uniform Commercial Code of the State of Florida.

b. Application of Proceeds. All proceeds of the Collateral may be first applied by the Bank to the payment of expenses in connection with the exercise of its rights and remedies hereunder and under the LC Agreement, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds shall be applied by the Bank toward the payment of the indebtedness secured hereby, including any accrued but unpaid fees with respect to the Letters of Credit, but in such order of application as the Bank may elect in its sole discretion.

7. Covenant to Pay Deficiency. Upon the occurrence of a default, if the Collateral fails to satisfy in full all of the indebtedness secured hereby, the Company and Holdings shall be liable, jointly and severally, to and agree to pay any such deficiency, provided, however, that the Bank shall not be required to proceed first against the Collateral but may elect to proceed first or solely against the Company, Holdings or any other collateral.

8. Termination. Upon (a) payment in full and performance of the Company’s obligations under the Letters of Credit, the LC Agreement and this Agreement, and (b) the termination or expiration of all the Letters of Credit, then the security interest granted hereby shall terminate. Upon such termination, all amounts remaining in the Account shall be paid to the Company.

9. Assignment. Neither the Company nor Holdings shall assign its rights or delegate the performance of its duties hereunder without the Bank’s prior written permission. The Bank may assign its rights and delegate the performance of its duties hereunder, and if the Bank does so, the assignee upon notifying the Company and Holdings shall be entitled to the performance of all the Company’s and Holdings’ duties and to all the Bank’s rights hereunder.

10. Obligations of the Bank With Respect to Collateral. Neither the Bank’s acceptance of the security interests granted hereunder nor any exercise by the Bank of its rights and remedies hereunder shall be deemed to be an assumption by the Bank of any obligation or liability of the Company or Holdings under or with respect to any Collateral, and the Company and Holdings shall jointly and severally defend, indemnify and hold the Bank harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including costs of suit and reasonable attorneys’ fees) arising from or in connection with any such obligation or liability (except to the extent resulting from the gross negligence or willful misconduct of the Bank, its agents or employees). The Bank’s obligations with respect to Collateral in its possession shall be limited to the duty to exercise reasonable care in the custody and preservation of such Collateral; provided, however, that the Bank shall have no duty to take any steps to preserve the rights of the Company or Holdings against other persons, or to initiate any action to protect against any decline in the market value of any Collateral. The Bank shall not be obligated to take any action requested by the Company or Holdings with respect to any Collateral unless such request is in writing and the Bank determines that the requested action(s) could not impair the value of the applicable Collateral as security for the obligations secured hereby or otherwise impair the Bank’s interests hereunder.

11. Miscellaneous.

a. The Company and Holdings each agrees that it will, upon the request of the Bank, from time to time, execute and deliver to the Bank such further instruments and documents, including, without limitation, financing statements, as may by the Bank be deemed proper or necessary for the more effectual vesting in the Bank of its security interest in the Collateral. The Company and Holdings shall jointly and severally pay all costs of filing the same. Further, the Company and Holdings shall jointly and severally pay all costs and expenses of the Bank, including reasonable attorney’s fees, in connection with the preparation, administration and enforcement of this Agreement.

b. Subject to the provisions of Paragraph 9 hereof, all provisions herein shall inure to and become binding upon, the administrators, successors, representatives, receivers, trustees and assigns of the parties hereto.

c. This Agreement and all amendments hereto, all supplements hereof, and all acts, transactions, agreements, certificates, assignments and transfers hereunder shall be governed by and construed in accordance with the laws of the State of Florida.

d. Any notices required or allowed hereunder shall be in writing and shall be deemed satisfactorily given if given in the manner provided in the LC Agreement.

e. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms herein stated. This Agreement may not be modified, amended or changed in any manner, nor shall any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of such modification, amendment, change or waiver is sought.

f. The paragraph captions in this Agreement are for convenience only and are not to be construed in interpreting this Agreement.

g. If any term or provision of this Agreement, application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

h. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by telecopy or e-mail shall be as effective as an original executed counterpart hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

THE COMPANY:

AVATAR PROPERTIES INC.

By: /s/ Patricia K. Fletcher
Name: Patricia K. Fletcher
Title: Executive Vice President

Address:	201 Alhambra Circle, Suite 1200 Coral Gables, Florida 33134

HOLDINGS:

AVATAR HOLDINGS INC.

By: /s/ Patricia K. Fletcher
Name: Patricia K. Fletcher
Title: Executive Vice President

Address:	201 Alhambra Circle, Suite 1200 Coral Gables, Florida 33134

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Kim Hunziker
Name: Kim Hunziker
Title: Vice President

Address: 1 East Broward Blvd., 3rd Floor

Fort Lauderdale, FL 33301